MADISON SQUARE GARDEN SPORTS CORP. REPORTS
FISCAL 2026 SECOND QUARTER RESULTS

NEW YORK, N.Y., February 5, 2026 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal second quarter ended December 31, 2025.
The Company has seen positive momentum in key operating areas of its business in the first half of fiscal 2026. During the fiscal 2026 second quarter, all in-game revenue categories – ticketing, suites, sponsorship, and food, beverage and merchandise – increased on a per-game basis as compared to the fiscal 2025 second quarter, across a combined four additional New York Knicks (“Knicks”) and New York Rangers (“Rangers”) games played at the Madison Square Garden Arena (“The Garden”). In addition, fiscal 2026 second quarter operating results reflect an increase in national media rights fees due to the NBA’s new national media rights deals that began this season, reductions in local media rights fees as a result of amendments to the Knicks' and Rangers' local media rights agreements with MSG Networks, and the impact of the Knicks’ and Rangers’ rosters for the 2025-26 seasons.
For the fiscal 2026 second quarter, the Company generated revenues of $403.4 million, an increase of $45.7 million, or 13%, as compared to the prior year period. In addition, the Company reported operating income of $22.2 million, an increase of $8.9 million, or 67%, and adjusted operating income of $29.7 million, an increase of $9.4 million, or 47%, both as compared to the prior year period.(1)
Madison Square Garden Sports Corp. Executive Chairman and CEO James L. Dolan said, “Today’s results demonstrate the positive momentum we are seeing across all in-game revenue categories. With the strong underlying fundamentals of our business, and robust consumer and corporate demand, we remain well-positioned to drive long-term shareholder value.”

Financial Results for the Three and Six Months Ended December 31, 2025 and 2024:

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
$ millions	2025	2024	$	%	2025	2024	$	%
Revenues	$403.4	$357.8	$45.7	13%	$442.9	$411.1	$31.8	8%
Operating income (loss)	$22.2	$13.3	$8.9	67%	$(5.2)	$5.0	$(10.3)	NM
Adjusted operating income(1)	$29.7	$20.2	$9.4	47%	$8.9	$18.0	$(9.1)	(51)%
Note: Does not foot due to rounding. NM – Percentage is not meaningful.
1.See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Financial Results
For the fiscal 2026 second quarter, revenues of $403.4 million increased $45.7 million, or 13%, as compared to the prior year period. The increase was primarily due to higher ticket-related revenues, revenues from league distributions, suite revenues, sponsorship and signage revenues, and food, beverage and merchandise sales, partially offset by lower local media rights fees. The Knicks and Rangers played a combined four additional regular season games at The Garden during the fiscal 2026 second quarter as compared to the prior year period.
Pre/regular season ticket-related revenues increased $25.6 million as compared to the prior year period, primarily due to the Knicks and Rangers playing additional games at The Garden during the fiscal 2026 second quarter and higher average per-game revenue.
Revenues from league distributions increased $18.6 million as compared to the prior year period, primarily due to higher national media rights fees as a result of the NBA's new national media rights agreements, which began with the 2025-26 NBA regular season.
Suite revenues increased $11.8 million as compared to the prior year period, primarily due to higher net sales of suite products and the Knicks and Rangers playing additional games at The Garden during the fiscal 2026 second quarter.
Sponsorship and signage revenues increased $7.2 million as compared to the prior year period, due to higher net sales of existing sponsorship and signage inventory and the Knicks and Rangers playing additional games at The Garden during the fiscal 2026 second quarter.
Pre/regular season food, beverage and merchandise sales increased $4.0 million as compared to the prior year period, primarily due to higher online sales of merchandise, the Knicks and Rangers playing additional games at The Garden during the fiscal 2026 second quarter and higher average per-game revenue. Merchandise sales in the fiscal 2026 second quarter included the positive impact of new Rangers’ jersey launches.
Local media rights fees decreased $21.9 million as compared to the prior year period, primarily due to the impact of amendments to the Knicks' and Rangers' local media rights agreements with MSG Networks entered into in the fiscal 2025 fourth quarter.
Direct operating expenses of $311.4 million increased $35.6 million, or 13%, as compared to the prior year period. This was primarily driven by higher team personnel compensation of $18.8 million, higher provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax of $13.0 million, as well as other cost increases, all as compared to the prior year period. This was partially offset by the absence of $7.6 million of net provisions for certain team personnel transactions recognized in the prior year period as compared to none in the current year period.
Selling, general and administrative expenses of $69.1 million increased $1.2 million, or 2%, as compared to the prior year period. This increase was primarily driven by (i) higher employee compensation and related benefits of $2.1 million, (ii) higher costs related to the Company's services agreement with Madison Square Garden Entertainment Corp. of $1.4 million, (iii) higher sales and marketing costs of $1.2 million and (iv) higher other general and administrative expenses, partially offset by the timing of lower operating lease costs of $2.2 million and lower professional fees of $2.1 million.
Operating income of $22.2 million increased $8.9 million, or 67%, and adjusted operating income of $29.7 million increased $9.4 million, or 47%, both as compared to the prior year period, primarily due to the increase in revenues, partially offset by higher direct operating expenses.
About Madison Square Garden Sports Corp.
Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in miscellaneous income (expense), net, which is not reflected in operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
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Contacts:

Ari Danes, CFA Investor Relations (212) 465-6072
Grace Kaminer Investor Relations (212) 631-5076

Conference Call Information:
The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com
Conference call dial-in number is 888-660-6386 / Conference ID Number 6996895
Conference call replay number is 800-770-2030 / Conference ID Number 6996895 until February 12, 2026

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues	$403,424	$357,759	$442,878	$411,066
Direct operating expenses	311,389	275,753	319,668	283,964
Selling, general and administrative expenses	69,065	67,900	126,854	120,487
Depreciation and amortization	790	791	1,601	1,573
Operating income (loss)	22,180	13,315	(5,245)	5,042
Other income (expense):
Interest income	496	690	1,074	1,554
Interest expense	(6,210)	(5,587)	(11,801)	(11,642)
Miscellaneous (expense) income, net	(1,506)	(6,609)	13,579	(7,735)
Income (loss) before income taxes	14,960	1,809	(2,393)	(12,781)
Income tax (expense) benefit	(6,717)	(698)	1,838	6,350
Net income (loss)	$8,243	$1,111	$(555)	$(6,431)

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.34	$0.05	$(0.02)	$(0.27)
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.34	$0.05	$(0.02)	$(0.27)

Basic weighted-average number of common shares outstanding	24,165	24,100	24,141	24,074
Diluted weighted-average number of common shares outstanding	24,223	24,167	24,141	24,074

MADISON SQUARE GARDEN SPORTS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's executive deferred compensation plan.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income (loss)	$22,180	$13,315	$(5,245)	$5,042
Depreciation and amortization	790	791	1,601	1,573
Share-based compensation	6,188	5,991	11,032	10,259
Remeasurement of deferred compensation plan liabilities	516	142	1,479	1,107
Adjusted operating income	$29,674	$20,239	$8,867	$17,981

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2025	June 30, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$81,302	$144,617
Restricted cash	—	8,571
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2025 and June 30, 2025	90,184	25,855
Net related party receivables	20,375	3,582
Prepaid expenses	82,818	43,417
Other current assets	24,881	25,053
Total current assets	299,560	251,095
Property and equipment, net of accumulated depreciation and amortization of $54,294 and $53,635 as of December 31, 2025 and June 30, 2025, respectively	28,597	28,962
Right-of-use lease assets	750,978	760,456
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	72,365	54,720
Deferred tax assets, net	36,644	34,821
Other assets	26,429	12,753
Total assets	$1,544,740	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)
(Unaudited)

	December 31, 2025	June 30, 2025
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$7,977	$9,336
Net related party payables	4,986	4,807
Debt	24,000	24,000
Accrued liabilities:
Employee-related costs	99,300	98,924
League-related accruals	192,235	196,567
Other accrued liabilities	8,119	13,093
Operating lease liabilities, current	55,875	52,618
Deferred revenue	249,117	164,178
Total current liabilities	641,609	563,523
Long-term debt	267,000	267,000
Operating lease liabilities, noncurrent	841,014	841,050
Other employee-related costs	76,591	82,178
Deferred revenue, noncurrent	606	662
Total liabilities	1,826,820	1,754,413
Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,540 and 19,488 shares outstanding as of December 31, 2025 and June 30, 2025, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2025 and June 30, 2025	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2025 and June 30, 2025	—	—
Additional paid-in capital	6,598	15,348
Treasury stock, at cost, 908 and 960 shares as of December 31, 2025 and June 30, 2025, respectively	(149,858)	(158,543)
Accumulated deficit	(138,175)	(137,596)
Accumulated other comprehensive loss	(894)	(897)
Total equity	(282,080)	(281,439)
Total liabilities and equity	$1,544,740	$1,472,974

MADISON SQUARE GARDEN SPORTS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2025	2024
Net cash (used in) provided by operating activities	$(52,509)	$35,621
Net cash used in investing activities	(2,743)	(2,302)
Net cash used in financing activities	(16,634)	(12,373)
Net (decrease) increase in cash, cash equivalents and restricted cash	(71,886)	20,946
Cash, cash equivalents and restricted cash at beginning of period	153,188	94,907
Cash, cash equivalents and restricted cash at end of period	$81,302	$115,853